EXHIBIT 10.10

PLEASE NOTE THAT WE HAVE REQUESTED CONFIDENTIAL TREATMENT FOR CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. AN [*] INDICATES THE PLACES IN THIS EXHIBIT WHERE MATERIAL HAS BEEN OMITTED.

                      It's what your FAMILY deserves.(TM)

[Logo Omitted]

                           DOMESTIC SERVICE AGREEMENT

             TYSON FRESH TRAY PACK AND FULLY COOKED ROASTED PRODUCTS

         This Agreement entered upon the 1ST DAY OF MAY, 2002 and between MILITARY RESALE GROUP, with an address at _____________________________, the "Agent") and Tyson Foods, Inc., with an address at 2210 Oaklawn Drive, Springdale, AR 72764 ("Tyson"):

         In consideration of the promises herein contained and other valuable consideration the parties agree as follows:

         1) Tyson appoints Agent to be its non-exclusive service agent for various Tyson brand products to the following military installations only:

                  Air Force Academy          Peterson AFB
                  FE Warren                  Ft. Carson
                  Buckley

         2) This Agreement pertains to Products listed in Defense Logistics Agency Supply Bulletin.

         3) As service agent, Agent will accept orders for Tyson products that are placed by the Installations, consolidate any such orders and then place the orders with Tyson.

         4) Agent agrees to purchase Products from Tyson in sufficient quantities to fulfill the Product orders placed by the Installations and will provide a minimum of one delivery per week to each commissary.

         5) Tyson will provide the ordered products to Agent and will invoice Agent per the terms of the Defense Logistics Agency Supply Bulletin. Any product ordered by Agent shall be FOB Distributor's warehouse.

         6)       Agent agrees to pay Tyson within 7days of the date of invoice.

         7) Upon delivery of the Products to the appropriate military installation by Agent, Agent will be issued a delivery ticket by the appropriate authority at the particular installation. Agent shall send the delivery ticket to Tyson, and upon receipt of the


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Tyson Foods, Inc.
Domestic Service Agreement
Frozen Products
Page 2 of 2



                 delivery ticket by Tyson, Tyson shall reimburse Agent for the cost of the delivered Products plus a drayage allowance as follows:

                 [*]     PER POUND FOR ALL TYSON FRESH TRAY PACK

                 [*]     PER POUND FOR ALL TYSON FULLY COOKED ROASTED, THOMAS
                 E. WILSON, THORN APPLE VALLEY, AND WRIGHT BRAND BACON PRODUCTS.

         8) At certain times, Tyson will provide Agent special incentives to purchase the Product. When Tyson or Tastybird labeled products are on special to Agent, the deal price is the price to be used as the reimbursement (buy back) price and the price upon which drayage will be computed.

         9) Either party may terminate this Agreement by giving the other party thirty (30) days written notice prior to the proposed date of termination.

         10) This Agreement shall be effective for a period of one (1) year from the date forth set forth above. This Agreement shall automatically renew for additional one (1) year terms thereafter.

         11) Agent agrees to indemnify and hold Tyson harmless for any and all claims, losses, damages or suits resulting from Agent's handling of the Products or any and all claims, losses, damages or suits arising after the products were picked up by Agent.

         12) Agent agrees to maintain comprehensive general liability insurance with a limit of $1,000,000 per occurrence and $2,000,000 in the aggregate.

         13) Tyson agrees to assist Agent in the sale of any Products that discontinued by the Installations.

IN WITNESS WHEREOF, the parties have entered into this Agreement on the date and year first written above.

MILITARY RESALE GROUP                      TYSON FOODS, INC.


By:   /s/ ETHAN D. HOKIT                   By:   /s/ DENNIS JONES
      -------------------------------            -------------------------------
         Ethan Hokit                                    Dennis Jones

Date:  APRIL 22, 2002                      Date:  APRIL 26, 2002
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